REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.

Funds available under the contracts

AZL Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Allocation Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Franklin Templeton Founding Strategy Plus Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Conservative Fund
AZL MVP Fusion Growth Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
AZL MVP T. Rowe Price Capital Appreciation Fund

Separate Account Utilizing the Funds

Allianz Life Variable Account C

Contracts Funded by the Separate Account
Allianz Advantage New York
Allianz Charter New York
Allianz Charter II New York
Allianz High Five New York
Allianz Index Advantage New York
Allianz Opportunity New York
Allianz Retirement Advantage
Allianz Retirement Pro New York
Allianz Vision New York
Valuemark II New York
Valuemark IV New York
Acknowledged:

Allianz Variable Insurance Products Fund               Allianz Life Insurance Company of New York
of Funds Trust

By:    /s/ Mike Tanski                                                By:  /s/ Brian Muench
Name:                                                                     Name:
Title:                                                                           Title:

Allianz Life Financial Services, LLC

By:   /s/ Robert DeChellis
Name:
Title:

16
Effective Date:  April 27, 2015